Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

Fourth Quarter and Full Year 2016 Highlights
▪ Fourth quarter EPS of $0.81; Full year 2016 EPS of $2.91 and Adjusted EPS of $3.29
▪ Fourth quarter operating income margin resilient at 14.7%
▪ Record average operating working capital to net sales ratio of 15.6%
▪ Solid cash flow from operations and over 100% cash conversion of net income(1) in fourth quarter and full year 2016
▪ Returned $429 million to shareholders in 2016 through dividends and share repurchases

CLEVELAND, Tuesday, February 14, 2017 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2016 net income of $53.4 million, or diluted earnings per share (EPS) of $0.81. This compares with net income of $48.7 million or $0.68 EPS in the comparable 2015 period which included after-tax special item charges of $5.1 million, or $0.07 per diluted share. On an adjusted basis, net income for fourth quarter 2015 was $53.8 million, or $0.75 EPS.

Fourth quarter 2016 sales decreased 0.7% to $563.8 million as a 1.3% benefit from acquisitions and a 0.1% increase in price was offset by 1.3% lower volumes and a 0.8% unfavorable impact from foreign exchange translation. Excluding Venezuela from prior year results due to the deconsolidation of the operation, sales were flat as 0.6% lower volumes and a 0.8% unfavorable impact from foreign exchange were offset by a 1.3% benefit from acquisitions.

Operating income for the fourth quarter 2016 was $83.1 million, or 14.7% of sales, reflecting favorable mix and lower operating costs. This compares with operating income of $78.4 million, or 13.8% of sales, in the comparable 2015 period which included special items charges of $7.5 million related to pension settlement, Venezuelan currency remeasurement and rationalization. On an adjusted basis, fourth quarter 2015 operating income was $86.0 million or 15.1% of sales.

“We finished the year with steady demand trends, solid margin and cash flow performance, and record working capital efficiency in the business,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “Strong execution of our ‘2020 Strategy’ initiatives continues to improve Lincoln’s performance through the cycle and I am confident that our focus on innovation, operational excellence and investment returns will position us well to capitalize on growth as conditions improve in our global markets.”

Twelve Months 2016 Summary

Net income for the twelve months ended December 31, 2016 was $198.4 million, or EPS of $2.91, which includes an after-tax special item benefit of $7.2 million, or $0.11 EPS, due to the reversal of an income tax valuation allowance, offset by a $33.3 million after-tax charge, or $0.49 EPS, from the deconsolidation of the Venezuelan subsidiary. This compares with net income of $127.5 million, or EPS of $1.70, in the comparable 2015 period. Adjusted net income for the twelve months ended December 31, 2016 was $224.5 million, or adjusted EPS of $3.29, compared with adjusted net income of $260.2 million, or adjusted EPS of $3.48, in 2015.
Sales decreased 10.3% to $2.3 billion in the twelve months ended December 31, 2016 due to 12.8% unfavorable foreign exchange translation and 9.8% lower volumes, offset by 10.2% higher pricing and a 2.0% increase from acquisitions. This compares with $2.5 billion in sales in the comparable 2015 period. Excluding Venezuela from prior year results, sales decreased 7.6%, primarily from lower volumes. Operating income was $288.3 million, or 12.7% of sales, as compared with $181.7 million, or 7.2% of sales, in the comparable 2015 period. Adjusted operating income was $322.6 million or 14.2% of sales, compared with $371.6 million, or 14.7% of sales in 2015.

_______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Adjusted net income.

Lincoln Electric Reports Fourth Quarter and Full Year 2016 Financial Results

Venezuela Deconsolidation

Effective June 30, 2016, the Company deconsolidated the financial results of its Venezuela subsidiary and began reporting its results using the cost method of accounting.  As a result, Venezuelan financial results are no longer included in the consolidated financial statements starting in the third quarter of 2016. Fourth quarter 2015 Venezuela financial performance included Net sales of $3.7 million, Net loss of $ 0.9 million and Adjusted net loss of $0.2 million. For 2015, Venezuela financial performance included Net sales of $84.7 million, Net loss of $24.0 million and Adjusted net income of $3.2 million.

Dividend and Share Repurchases

The Company’s Board of Directors declared a 9.4% increase in the quarterly cash dividend, from $0.32 per share to $0.35, or $1.40 per share on an annual basis, which was paid on January 13, 2017 to shareholders of record as of December 31, 2016.

During the fourth quarter, the Company returned $74.6 million to shareholders through dividends and the repurchase of 0.8 million of the Company’s common shares. During 2016, the Company returned $429.3 million to shareholders through dividends and the repurchase of 5.9 million of the Company’s common shares.

Financing Activities

On October 20, 2016, the Company issued Senior Unsecured Notes (the "2016 Notes") in the aggregate principal amount of $350 million through a private placement. The 2016 Notes have maturities ranging from 12 to 25 years with a weighted average effective interest rate of 3.1% and a weighted average term of 18 years. The proceeds are being used for general corporate purposes.

Webcast Information

A conference call to discuss fourth quarter 2016 financial results will be webcast live today, February 14, 2017, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 50963897. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the fourth quarter 2016 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 47 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Reports Fourth Quarter and Full Year 2016 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the quarter ended June 30, 2016.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended December 31,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$563,828	100.0%	$567,985	100.0%	$(4,157)	(0.7%)
Cost of goods sold	366,371	65.0%	371,906	65.5%	5,535	1.5%
Gross profit	197,457	35.0%	196,079	34.5%	1,378	0.7%
Selling, general & administrative expenses	114,386	20.3%	110,803	19.5%	(3,583)	(3.2%)
Rationalization and asset impairment charges	—	—	434	0.1%	434	100.0%
Pension settlement charges	—	—	6,407	1.1%	6,407	100.0%
Operating income	83,071	14.7%	78,435	13.8%	4,636	5.9%
Interest income	867	0.2%	691	0.1%	176	25.5%
Equity earnings in affiliates	844	0.1%	877	0.2%	(33)	(3.8%)
Other income	621	0.1%	959	0.2%	(338)	(35.2%)
Interest expense	(7,251)	(1.3%)	(9,790)	(1.7%)	2,539	25.9%
Income before income taxes	78,152	13.9%	71,172	12.5%	6,980	9.8%
Income taxes	24,751	4.4%	22,473	4.0%	(2,278)	(10.1%)
Effective tax rate	31.7%		31.6%		(0.1%)
Net income including non-controlling interests	53,401	9.5%	48,699	8.6%	4,702	9.7%
Non-controlling interests in subsidiaries’ income (loss)	6	—	7	—	(1)	(14.3%)
Net income	$53,395	9.5%	$48,692	8.6%	$4,703	9.7%

Basic earnings per share	$0.81		$0.68		$0.13	19.1%
Diluted earnings per share	$0.81		$0.68		$0.13	19.1%
Weighted average shares (basic)	65,603		71,446
Weighted average shares (diluted)	66,303		72,121
	Twelve months ended December 31,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$2,274,614	100.0%	$2,535,791	100.0%	$(261,177)	(10.3%)
Cost of goods sold	1,485,316	65.3%	1,694,647	66.8%	209,331	12.4%
Gross profit	789,298	34.7%	841,144	33.2%	(51,846)	(6.2%)
Selling, general & administrative expenses	466,676	20.5%	496,748	19.6%	30,072	6.1%
Rationalization and asset impairment charges	—	—	19,958	0.8%	19,958	100.0%
Pension settlement charges	—	—	142,738	5.6%	142,738	100.0%
Loss on deconsolidation of Venezuelan subsidiary	34,348	1.5%	—	—	(34,348)	(100.0%)
Operating income	288,274	12.7%	181,700	7.2%	106,574	58.7%
Interest income	2,092	0.1%	2,714	0.1%	(622)	(22.9%)
Equity earnings in affiliates	2,928	0.1%	3,015	0.1%	(87)	(2.9%)
Other income	3,173	0.1%	4,182	0.2%	(1,009)	(24.1%)
Interest expense	(19,079)	(0.8%)	(21,824)	(0.9%)	2,745	12.6%
Income before income taxes	277,388	12.2%	169,787	6.7%	107,601	63.4%
Income taxes	79,015	3.5%	42,375	1.7%	(36,640)	(86.5%)
Effective tax rate	28.5%		25.0%		(3.5%)
Net income including non-controlling interests	198,373	8.7%	127,412	5.0%	70,961	55.7%
Non-controlling interests in subsidiaries’ income (loss)	(26)	—	(66)	—	40	60.6%
Net income	$198,399	8.7%	$127,478	5.0%	$70,921	55.6%

Basic earnings per share	$2.94		$1.72		$1.22	70.9%
Diluted earnings per share	$2.91		$1.70		$1.21	71.2%
Weighted average shares (basic)	67,462		74,111
Weighted average shares (diluted)	68,156		74,854

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2016	December 31, 2015
Cash and cash equivalents	$379,179	$304,183
Total current assets	1,043,713	935,995
Property, plant and equipment, net	372,377	411,323
Total assets	1,943,437	1,784,171
Total current liabilities	388,107	370,122
Short-term debt (1)	1,889	4,278
Long-term debt, less current portion	703,704	350,347
Total equity	712,206	932,448

Operating Working Capital	December 31, 2016	December 31, 2015
Accounts receivable	$273,993	$264,715
Inventories	255,406	275,930
Trade accounts payable	176,757	152,620
Operating working capital	$352,642	$388,025

Average operating working capital to net sales (2)	15.6%	17.1%

Invested Capital	December 31, 2016	December 31, 2015
Short-term debt (1)	$1,889	$4,278
Long-term debt, less current portion	703,704	350,347
Total debt	705,593	354,625
Total equity	712,206	932,448
Invested capital	$1,417,799	$1,287,073

Total debt / invested capital	49.8%	27.6%

(1)	Includes current portion of long-term debt.

(2)	Average operating working capital to net sales is defined as operating working capital as of period end divided by annualized rolling three months of net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Operating income as reported	$83,071	$78,435	$288,274	$181,700
Special items (pre-tax):
Rationalization and asset impairment charges (1)	—	434	—	19,958
Loss on deconsolidation of Venezuelan subsidiary (2)	—	—	34,348	—
Venezuela foreign exchange losses (3)	—	708	—	27,214
Pension settlement charges (4)	—	6,407	—	142,738
Adjusted operating income (6)	$83,071	$85,984	$322,622	$371,610
As a percent of total sales	14.7%	15.1%	14.2%	14.7%

Net income as reported	$53,395	$48,692	$198,399	$127,478
Special items (after-tax):
Rationalization and asset impairment charges (1)	—	450	—	18,182
Loss on deconsolidation of Venezuelan subsidiary (2)	—	—	33,251	—
Venezuela foreign exchange losses (3)	—	708	—	27,214
Pension settlement charges (4)	—	3,969	—	87,310
Income tax valuation reversals (5)	—	—	(7,196)	—
Adjusted net income (6)	$53,395	$53,819	$224,454	$260,184

Diluted earnings per share as reported	$0.81	$0.68	$2.91	$1.70
Special items	—	0.07	0.38	1.78
Adjusted diluted earnings per share (6)	$0.81	$0.75	$3.29	$3.48

Weighted average shares (diluted)	66,303	72,121	68,156	74,854

(1)
The three and twelve months ended December 31, 2015 include net charges primarily related to severance and other related costs. The twelve months ended also includes charges related to the impairment of long-lived assets and goodwill.

(2)	The twelve months ended December 31, 2016 reflect a charge (non-cash charge of $34.1 million pretax and $33.0 million after-tax) related to the deconsolidation of the Company's Venezuelan subsidiary.

(3)	The three and twelve months ended December 31, 2015 represent the impact of Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(4)	The three and twelve months ended December 31, 2015 include pension settlement charges primarily related to the purchase of a group annuity contract.

(5)
The twelve months ended December 31, 2016 reflect reduced income tax expense related to the reversal of an income tax valuation allowance as a result of a legal entity change to realign the Company’s tax structure.

(6)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2016	2015
Net income as reported	$198,399	$127,478
Rationalization and asset impairment charges, net of tax of $1,776	—	18,182
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	33,251	—
Income tax valuation reversals	(7,196)	—
Pension settlement charges, net of tax of $55,428	—	87,310
Venezuela foreign exchange losses	—	27,214
Adjusted net income (1)	$224,454	$260,184
Plus: Interest expense, net of tax of $7,304 and $8,355 in 2016 and 2015, respectively	11,775	13,469
Less: Interest income, net of tax of $801 and $1,039 in 2016 and 2015, respectively	1,291	1,675
Adjusted net income before tax effected interest	$234,938	$271,978

Invested Capital	December 31, 2016	December 31, 2015
Short-term debt	$1,889	$4,278
Long-term debt, less current portion	703,704	350,347
Total debt	705,593	354,625
Total equity	712,206	932,448
Invested capital	$1,417,799	$1,287,073

Return on invested capital (1)(2)	16.6%	21.1%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$53,395	$48,692
Non-controlling interests in subsidiaries’ income	6	7
Net income including non-controlling interests	53,401	48,699
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	149
Depreciation and amortization	16,578	16,110
Equity earnings in affiliates, net	(197)	(278)
Pension expense, settlements and curtailments	1,516	10,967
Pension contributions and payments	(325)	(1,426)
Other non-cash items, net	3,588	5,469
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(358)	42,080
Decrease in inventories	22,274	28,243
Increase (decrease) in trade accounts payable	15,705	(12,282)
Net change in other current assets and liabilities	(47,332)	(67,467)
Net change in other long-term assets and liabilities	1,787	5,158
NET CASH PROVIDED BY OPERATING ACTIVITIES	66,637	75,422

INVESTING ACTIVITIES:
Capital expenditures	(10,500)	(10,320)
Acquisition of businesses, net of cash acquired	—	(3,194)
Proceeds from sale of property, plant and equipment	191	137
Purchase of marketable securities	(38,920)	—
Other investing activities	(426)	—
NET CASH USED BY INVESTING ACTIVITIES	(49,655)	(13,377)

FINANCING ACTIVITIES:
Net change in borrowings	168,060	2,186
Proceeds from exercise of stock options	14,631	1,396
Excess tax benefits from stock-based compensation	5,740	487
Purchase of shares for treasury	(53,409)	(101,690)
Cash dividends paid to shareholders	(21,150)	(21,026)
Other financing activities	(799)	18
NET CASH PROVIDED BY (USED BY) FINANCING ACTIVITIES	113,073	(118,629)

Effect of exchange rate changes on Cash and cash equivalents	(7,804)	(3,578)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	122,251	(60,162)
Cash and cash equivalents at beginning of period	256,928	364,345
Cash and cash equivalents at end of period	$379,179	$304,183

Cash dividends paid per share	$0.32	$0.29

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Twelve months ended December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$198,399	$127,478
Non-controlling interests in subsidiaries’ loss	(26)	(66)
Net income including non-controlling interests	198,373	127,412
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	6,269
Loss on deconsolidation of Venezuelan subsidiary	34,348	—
Depreciation and amortization	65,073	64,007
Equity earnings in affiliates, net	(261)	(530)
Pension expense, settlements and curtailments	13,988	162,815
Pension contributions and payments	(22,484)	(53,547)
Other non-cash items, net	(3,549)	(46,838)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(12,314)	56,741
Decrease in inventories	14,601	56,067
Increase (decrease) in trade accounts payable	29,627	(46,911)
Net change in other current assets and liabilities	(16,908)	(20,435)
Net change in other long-term assets and liabilities	2,909	5,808
NET CASH PROVIDED BY OPERATING ACTIVITIES	303,403	310,858

INVESTING ACTIVITIES:
Capital expenditures	(49,877)	(50,507)
Acquisition of businesses, net of cash acquired	(71,567)	(37,076)
Proceeds from sale of property, plant and equipment	1,127	2,310
Purchase of marketable securities	(38,920)	—
Other investing activities	(709)	(79)
NET CASH USED BY INVESTING ACTIVITIES	(159,946)	(85,352)

FINANCING ACTIVITIES:
Net change in borrowings	351,319	316,606
Proceeds from exercise of stock options	25,049	5,996
Excess tax benefits from stock-based compensation	9,154	1,974
Purchase of shares for treasury	(342,003)	(399,494)
Cash dividends paid to shareholders	(87,330)	(86,968)
Other financing activities	(19,043)	(8,022)
NET CASH USED BY FINANCING ACTIVITIES	(62,854)	(169,908)

Effect of exchange rate changes on Cash and cash equivalents	(5,607)	(29,794)
INCREASE IN CASH AND CASH EQUIVALENTS	74,996	25,804
Cash and cash equivalents at beginning of period	304,183	278,379
Cash and cash equivalents at end of period	$379,179	$304,183

Cash dividends paid per share	$1.28	$1.16

Lincoln Electric Holdings, Inc.
Segment Highlights (1)
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended December 31, 2016
Net sales	$370,082	$130,605	$63,141	$—	$563,828
Inter-segment sales	23,939	4,020	1,726	(29,685)	—
Total	$394,021	$134,625	$64,867	$(29,685)	$563,828

EBIT (2)	$71,709	$7,447	$6,628	$(1,248)	$84,536
As a percent of total sales	18.2%	5.5%	10.2%		15.0%
Special items charge (3)	—	—	—	—	—
Adjusted EBIT (4)	$71,709	$7,447	$6,628	$(1,248)	$84,536
As a percent of total sales	18.2%	5.5%	10.2%		15.0%
Three months ended December 31, 2015
Net sales	$387,340	$121,214	$59,431	$—	$567,985
Inter-segment sales	20,042	3,009	2,278	(25,329)	—
Total	$407,382	$124,223	$61,709	$(25,329)	$567,985

EBIT (2)	$72,027	$2,804	$5,661	$(221)	$80,271
As a percent of total sales	17.7%	2.3%	9.2%		14.1%
Special items charge (3)	7,061	488	—	—	7,549
Adjusted EBIT (4)	$79,088	$3,292	$5,661	$(221)	$87,820
As a percent of total sales	19.4%	2.7%	9.2%		15.5%
Twelve months ended December 31, 2016
Net sales	$1,494,982	$507,289	$272,343	$—	$2,274,614
Inter-segment sales	93,612	15,975	8,709	(118,296)	—
Total	$1,588,594	$523,264	$281,052	$(118,296)	$2,274,614

EBIT (2)	$266,633	$29,146	$32,380	$(33,784)	$294,375
As a percent of total sales	16.8%	5.6%	11.5%		12.9%
Special items charge (3)	—	—	—	34,348	34,348
Adjusted EBIT (4)	$266,633	$29,146	$32,380	$564	$328,723
As a percent of total sales	16.8%	5.6%	11.5%		14.5%
Twelve months ended December 31, 2015
Net sales	$1,741,350	$530,460	$263,981	$—	$2,535,791
Inter-segment sales	92,538	18,747	9,312	(120,597)	—
Total	$1,833,888	$549,207	$273,293	$(120,597)	$2,535,791

EBIT (2)	$143,450	$17,840	$27,882	$(275)	$188,897
As a percent of total sales	7.8%	3.2%	10.2%		7.4%
Special items charge (3)	173,239	16,671	—	—	189,910
Adjusted EBIT (4)	$316,689	$34,511	$27,882	$(275)	$378,807
As a percent of total sales	17.3%	6.3%	10.2%		14.9%

(1)	As previously announced on February 9, 2016, the Company realigned its organizational structure into three operating segments which was effective beginning in the first quarter of 2016.

(2)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(3)
Special items within Corporate/Elimination reflect a charge ($34.1 million non-cash) related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016. Refer to 'Non-GAAP Financial Measures' for detail on excluded special items.

(4)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$387,340	$(22,315)	$7,232	$(176)	$(1,999)	$370,082
International Welding	121,214	12,627	—	(185)	(3,051)	130,605
The Harris Products Group	59,431	2,322	—	902	486	63,141
Consolidated	$567,985	$(7,366)	$7,232	$541	$(4,564)	$563,828

Americas Welding (excluding Venezuela)	$383,597	$(18,572)	$7,232	$(176)	$(1,999)	$370,082
Consolidated (excluding Venezuela)	$564,242	$(3,623)	$7,232	$541	$(4,564)	$563,828

% Change
Americas Welding		(5.8%)	1.9%	—	(0.5%)	(4.5%)
International Welding		10.4%	—	(0.2%)	(2.5%)	7.7%
The Harris Products Group		3.9%	—	1.5%	0.8%	6.2%
Consolidated		(1.3%)	1.3%	0.1%	(0.8%)	(0.7%)

Americas Welding (excluding Venezuela)		(4.8%)	1.9%	—	(0.5%)	(3.5%)
Consolidated (excluding Venezuela)		(0.6%)	1.3%	0.1%	(0.8%)	(0.1%)

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$1,741,350	$(248,715)	$42,832	$268,205	$(308,690)	$1,494,982
International Welding	530,460	(8,629)	8,622	(8,428)	(14,736)	$507,289
The Harris Products Group	263,981	9,683	—	(85)	(1,236)	$272,343
Consolidated	$2,535,791	$(247,661)	$51,454	$259,692	$(324,662)	$2,274,614

Americas Welding (excluding Venezuela)	$1,656,687	$(191,037)	$42,832	$(7,874)	$(16,440)	$1,484,168
Consolidated (excluding Venezuela)	$2,451,129	$(189,983)	$51,454	$(16,386)	$(32,413)	$2,263,801

% Change
Americas Welding		(14.3%)	2.5%	15.4%	(17.7%)	(14.1%)
International Welding		(1.6%)	1.6%	(1.6%)	(2.8%)	(4.4%)
The Harris Products Group		3.7%	—	—	(0.5%)	3.2%
Consolidated		(9.8%)	2.0%	10.2%	(12.8%)	(10.3%)

Americas Welding (excluding Venezuela)		(11.5%)	2.6%	(0.5%)	(1.0%)	(10.4%)
Consolidated (excluding Venezuela)		(7.8%)	2.1%	(0.7%)	(1.3%)	(7.6%)